UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2012

Coeur d’Alene Mines Corporation

(Exact name of registrant as specified in its charter)

Idaho	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”

Coeur d’Alene, Idaho, 83816

(Address of Principal Executive Offices)

(208) 667-3511

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 17, 2012, the board of directors (the “Board”) of Coeur d’Alene Mines Corporation (the “Company”) approved forms of indemnification agreements for the Company’s directors and officers. The agreements supplement the indemnification provisions in the Company’s Restated and Amended Articles of Incorporation, and in the Company’s Amended and Restated By-laws as discussed in Item 5.03 below.

The indemnification agreements confirm the Company’s obligation to indemnify its directors and officers against liability arising out of the performance of their duties. The agreements provide mandatory indemnification, on the terms and conditions set forth in the agreements, for expenses, liabilities and losses actually and reasonably incurred by directors and officers in defending legal proceedings in which they are parties by reason of their service to the Company or other entities to which they provide services at the Company’s written request.

The Company also agrees to advance reasonable expenses incurred by directors and officers in defending these legal proceedings, on the terms and conditions set forth in the indemnification agreements, and subject to repayment in the event of a judicial determination that a director or officer is not entitled to indemnification for those expenses. The indemnification agreements also provide procedures for requesting and obtaining indemnification and advancement of expenses.

The foregoing description of the indemnification agreements is a general description only and is qualified in its entirety by reference to the form of director indemnification agreement and form of officer indemnification agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On July 17, 2012, the Board adopted Amended and Restated By-laws (the “By-laws”), which became effective immediately. The amendments to the By-laws are described below.

1.	Special Meetings of Shareholders. Section 2.2 of the By-laws was amended to: clarify who may call a special meeting; clarify that only shares for which the holder has full voting rights and full economic interest count towards the proportion of the Company’s shares required for shareholders to request that the Company call a special meeting; set forth timing and content requirements for requests submitted by shareholders to call special meetings; and define what is a proper subject matter for special meetings requested by shareholders.

2.	Shareholder Meetings and Voting. The By-laws were amended to address the conduct of shareholder meetings (Section 2.5), setting record dates for, and providing shareholders notice of, an adjourned or recessed meeting (Section 2.4(b) and Section 2.6), the process for adjourning meetings (Section 2.9), and the appointment of one or more inspectors of election before any meeting of shareholders, including the duties and responsibilities of inspectors (Section 2.14). Section 2.8 of the By-laws was amended to clarify the quorum and voting thresholds applicable to action by shareholders, and conform the language of the By-laws to the Idaho Business Corporation Act (the “Act”). Former Article II, Section 10 of the By-laws regarding voting of shares by certain holders was removed as it is already addressed in the Act.

3.	Advance Notice Provisions. The By-laws were amended to add Section 2.13, which contains an advance notice provision designed to provide the Company and shareholders with notice of director nominations and other business that shareholders intend to propose for consideration at shareholder meetings. Section 2.13:

(a)	requires, in the case of an annual meeting, that a shareholder that intends to make a nomination or propose other business deliver notice to the Company not later than 90 days nor earlier than 120 days prior to the anniversary of the previous annual meeting, subject to certain limited exceptions;

(b)	requires, in the case of a special meeting, that a shareholder that intends to make a nomination or propose other business deliver notice to the Company not earlier than 120 days prior to the special meeting, and not later than 90 days prior to the special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting (whichever is later);

(c)	provides that the public announcement of the adjournment, recess or postponement of a shareholder meeting does not commence a new time period for the giving of a shareholder’s notice;

(d)	requires that a shareholder’s notice provide certain information, including:

(1)	in the case of a nomination, information relating to the nominee required to be disclosed in solicitations of proxies for elections of directors in accordance with Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), and the consent of the nominee to being named in the proxy statement as a nominee and to serving as director if elected;

(2)	in the case of business other than nominations, a description of the business to be brought before the meeting, the reasons for conducting the business at the meeting, and any substantial interest in the business of the shareholder and any beneficial owner on whose behalf the business is being proposed; and

(3)	information about record and beneficial ownership of the Company’s stock, including, in the case of the shareholder giving the notice or any beneficial owner on whose behalf the notice is being given: (a) any agreement, arrangement or understanding with respect to the nomination or other business between the shareholder or beneficial owner and any other person, and (b) any agreement, arrangement or understanding that has the effect or intent of mitigating loss, managing risk or benefit from changes in the share price of the Company’s stock, or maintaining, increasing or decreasing voting power with respect to the Company’s stock, including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares;

(e)	requires that the shareholder submitting the notice (1) provide the Company with updated information about ownership of the Company’s stock, and about any agreements, arrangements or understandings described in the previous item, within five business days after the record date for the meeting, and (2) appear in person or by proxy at the meeting to propose the nomination or other business;

(f)	clarifies that the advance notice provisions in the By-laws do not apply to shareholder proposals submitted for inclusion in Company proxy statements pursuant to Rule 14a-8 under the Exchange Act; and

(g)	provides that the Board will have the power and duty to determine whether a nomination or other business complies with Section 2.13.

As a result of the By-law amendments, if any shareholder intends to nominate a director or present other business at the 2013 Annual Meeting of Shareholders (not including a proposal submitted for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act), the shareholder’s notice must be delivered to the Company’s Corporate Secretary at the principal office of the Company not later than the close of business on February 7, 2013, and not earlier than the close of business on January 8, 2013. The notice must comply with the applicable requirements of the By-laws.

4.	Board of Directors. Article III of the By-laws was amended to:

(a)	specify that the Board has the authority to fix the number of directors by resolution;

(b)	update the notice procedures for Board meetings;

(c)	include a position description for the Chairman of the Board;

(d)	include a provision on director resignations;

(e)	explicitly authorize the creation of Board committees and specify that limits on the authority of the Executive Committee, as updated for consistency with the Idaho Business Corporation Act, now apply to all Board committees; and

(f)	add provisions relating to the operations of the Board, including provisions clarifying the authority of the Board to adopt rules and regulations governing its operations and the oversight of the Company’s business, and provisions addressing action by the Board in an emergency.

5.	Officers. Article IV of the By-laws was amended to (a) add a provision on officer resignations, (b) clarify that the position of Chief Executive Officer, not Chairman of the Board, is an officer of the Company, in order to reflect the Company’s current executive leadership structure, and provide position descriptions for the Chief Executive Officer and President that reflect their respective roles, (d) add the Chief Financial Officer as an officer of the Company and provide a position description, and (e) make minor updates to the position descriptions of other officers.

6.	Loans and Securities of Other Companies. Article V of the By-laws was updated to (a) provide additional flexibility with respect to authorizing the incurrence of debt by eliminating the requirement that the Board authorize all loans and other indebtedness, and (b) authorize officers to take action with respect to securities of other corporations owned by the Company.

7.	Notice. The By-laws were amended to include an expanded Article XI that addresses the process for giving notice under the Act and various provisions of the By-laws. Among other things, Article XI clarifies that “written notice” includes notice by electronic transmission. Various other provisions of the By-laws were updated to clarify that the use of electronic transmissions is permitted in other contexts (for example, with respect to submission of a proxy in Section 2.10).

8.	Indemnification and Advance for Expenses. Article XIV of the By-laws was amended to:

(a)	update the indemnification provisions applicable to directors, officers and employees to incorporate the standards of conduct that these persons must satisfy in order to receive indemnification under the Act and (in the case of directors) the Company’s Restated and Amended Articles of Incorporation;

(b)	eliminate mandatory indemnification and advancement of expenses for agents and provide that the Company may indemnify and advance expenses to agents to the extent it may authorize from time to time;

(c)	provide that, except for suits brought to enforce rights under the indemnification provisions, there is no indemnification in suits brought by an indemnitee without Board approval;

(d)	require, as a prerequisite for the advancement of expenses, an affirmation of a person’s good faith belief that he or she has met the standard of conduct for indemnification and an undertaking to repay any expenses advanced upon a judicial determination that the person is not entitled to indemnification;

(e)	add new provisions regarding (1) amendments to the indemnification provisions of the By-laws, (2) indemnification agreements, (3) settlement of indemnification claims, (4) subrogation of the Company to the rights of recovery of the indemnitee, and (5) severability of any provisions held to be unenforceable;

(f)	provide that indemnification applies to actions of former directors, officers, employees or agents while serving in such capacity; and

(g)	remove language relevant only to certain institutions like banks and credit unions.

The amendments to the By-laws also made additional clarifying or conforming changes, deleted obsolete provisions, harmonized the language in the By-laws with current provisions of the Act, or made immaterial language changes.

The foregoing summary is qualified in its entirety by reference to the By-laws, which are filed as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description

Exhibit 3.1	Amended and Restated By-laws of the Company

Exhibit 10.1	Form of Director Indemnification Agreement

Exhibit 10.2	Form of Officer Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR D’ALENE MINES CORPORATION

Date: July 23, 2012	By:	/s/ Frank L. Hanagarne, Jr.
	Name:	Frank L. Hanagarne, Jr.
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 3.1	Amended and Restated By-laws of the Company

Exhibit 10.1	Form of Director Indemnification Agreement

Exhibit 10.2	Form of Officer Indemnification Agreement